UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 5.02 in this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 23, 2014, the Board of Directors (the “Board”) of Cytomedix, Inc. (the “Company”), following review and recommendation of the Board’s Compensation Committee, approved the Company’s execution of the following executive employment agreements (with the effective date of each as of May 30, 2014):

Steven S. Shallcross, Chief Financial Officer, Executive VP, Secretary and Treasurer. The Board approved the terms and provisions of Mr. Shallcross’ continued employment with the Company to include, among others: (i) base salary of USD$290,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.

Dean Tozer, Chief Commercial Officer. The Board approved the terms and provisions of Mr. Tozer’s continued employment with the Company for the 30-month term to include, among others: (i) base salary of USD$300,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature. As previously disclosed, the Board appointed Mr. Tozer as the Company’s CCO on March 30, 2014.

Peter Clausen, Chief Science Officer. The Board approved the terms and provisions of Mr. Clausen’s continued employment with the Company to include, among others: (i) base salary of USD$290,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.

The foregoing descriptions and summaries of the employment agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to this filing and are incorporated herein by reference.

Effective as of June 30, 2014, the Company terminated employment of Edward L. Field, the Company’s Chief Operating Officer. The employment termination was not for cause and was not due to any disagreement with the Company. The Company is thankful to Mr. Field for his years of service as the Company’s COO.

Item 9.01	Exhibits

10.1	Employment Agreement for S. Shallcross dated as of May 30, 2014.
10.2	Employment Agreement for D. Tozer dated as of May 30, 2014.
10.3	Employment Agreement for P. Clausen dated as of as of May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale, Chief Executive Officer

Date: May 30, 2014